Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-176852) of PPG Industries, Inc. of our report dated June 17, 2015 relating to the financial statements of the PPG Puerto Rico Employee Savings Plan which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 17, 2015